UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2025

MIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41765	85-3354547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Brickell Avenue, Suite 1950 #1183
Miami, Florida 33131
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 432-9792

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MIRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

MIRA Pharmaceuticals Announces Approval and Initiation of Phase 1 Clinical Trial for Ketamir-2 in Neuropathic Pain

MIRA Pharmaceuticals, Inc. (NASDAQ: MIRA) (“MIRA” or the “Company”) today announced that it has received regulatory approval from the Israeli Ministry of Health and the Institutional Review Board (IRB) to initiate a Phase 1 clinical trial for Ketamir-2, the Company’s novel oral ketamine analog in development for neuropathic pain.

The randomized, double-blind, placebo-controlled study will evaluate the safety, tolerability, and pharmacokinetics of single and multiple ascending doses of orally administered Ketamir-2 in healthy adult volunteers. The trial will be conducted at the Clinical Pharmacology Unit, Hadassah Medical Center in Jerusalem, Israel, with subject recruitment scheduled to begin in Q1 2025.

Mira continues to await the results of its neurotoxicity study, a requirement from the FDA, prior to IND enabling and initiating of patient dosing in the U.S. The Company anticipates receiving these results by Q2 2025 and does not expect any impact on its planned clinical development timeline.

MIRA expects Phase 1 to conclude by Q4 2025, paving the way for a Phase 2a study in neuropathic pain patients expected to be initiated by year-end.

For more information, please visit www.mirapharmaceuticals.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRA PHARMACUTICALS, INC.

Dated: March 4, 2024	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer